EXHIBIT 99.1

Lexaria Bioscience Engages Oak Hill Financial Inc. to Provide Investor Relations Services

Kelowna, BC – April 15, 2019 – Lexaria Bioscience Corp. (CNSX: LXX) (OTCQB: LXRP) (“Lexaria” or the “Company”) announces it has retained Oak Hill Financial Inc. (“Oak Hill”) to provide investor relations services to the Company in compliance with regulatory guidelines.

Oak Hill is a Toronto-based firm that develops strategic platforms for its clients that are utilized to gain exposure and recognition in the capital markets. Oak Hill provides asset management, capital market and investor relations services. Its team has marketed corporate issuers ranging in market cap from $10M to $1B in a variety of different sectors to the Canadian retail brokerage channel, family offices and institutional networks. Oak Hill’s team has experience across equity capital markets, equity research, portfolio management, institutional equity sales, and traditional investor relations – resulting in tailored and highly collaborative solutions.

Oak Hill will work closely with Lexaria to develop and deploy a comprehensive capital markets strategy and campaign. Activities will include providing an investor relations program catering to retail investors, marketing services and an ongoing client services program.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECH™ delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs),nicotine and other molecules.

www.lexariabioscience.com

   For regular updates, connect with Lexaria on Twitter http://twitter.com/lexariacorp and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250)765-6424 Ext 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.